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                               HICKOK INCORPORATED

Exhibit 21  Subsidiaries of Registrant


COMPANY NAME                STATE OF INCORPORATION
------------                ----------------------

Supreme Electronics Corp.   Mississippi

Waekon Corp.                Ohio